Exhibit 99.1

             Versata Announces Results for Second Quarter
      2003 Cash Flow Positive for First Time in Company History


    OAKLAND, Calif.--(BUSINESS WIRE)--June 5, 2003--Versata, Inc. (Nasdaq:VATA), a provider of software and services that automate the deployment of business logic and processes that power enterprise solutions, today announced its results for the second fiscal quarter ended April 30, 2003.
    For the second quarter, license revenue increased 89% over the same quarter last year with license revenue at $1.9 million for the quarter ended April 30, 2003 versus $1 million for the quarter ended April 30, 2002. Total revenues for the second fiscal quarter were $4.5 million as compared with $4.5 million for the same period last year and $5.1 million for the quarter ended January 31, 2003.
    The non-GAAP (formerly "pro forma") net loss, which excludes expenses for stock-based compensation, amortization of intangibles and restructuring and other, was $465,000 or $0.06 per share for the quarter ended April 30, 2003. This compares to a non-GAAP net loss of $2.5 million or $0.36 per share for the quarter ended April 30, 2002 and a non-GAAP net loss of $201,000, or $0.03 per share for the quarter ended January 31, 2003. On a GAAP basis, the net loss for Versata's second quarter 2003 was $1.2 million or $0.16 per share, compared to a net loss of $4 million or $0.56 per share for the corresponding quarter in 2002 and a net loss of $1.2 million or $0.16 per share for the quarter ended January 31, 2003.
    Versata ended the second quarter 2003 with $16.5 million in cash and short-term investments. The increase in cash and short-term investments of $36,000 for the second quarter compares to a reduction in cash and short-term investments of $351,000 for the quarter ended January 31, 2003.
    "Under continuing challenging economic conditions, we are pleased to have achieved positive cash flow in the quarter," said Eugene Wong, CEO, Versata. "We are committed to our customers in ensuring their success at deploying enterprise scale applications, and continue to enhance our product line to meet their needs and those of the market."

    Quarterly Highlights

    Customers

    In the second quarter, software license revenue came from a total of 15 customers and partners. 89% of Versata's software license revenue came from repeat customers, including American Management Systems, TAL Global Asset Management, and Union Bank of California. Versata's new customer in the quarter was Lutech, a large System Integrator in the UK. In terms of customer adoption in the second quarter, nine customers purchased our products for IBM WebSphere(a), including three customers that purchased their Versata WebSphere products directly through IBM Passport Advantage (PPA), IBM's volume licensing program.
    e-Bank, a software and services technology company, specializing in enterprise business integration and multi-delivery channel integration solutions for the financial services industry, chose the Versata Logic Server to further enhance its flagship product MaxiFI. After extensive evaluation, e-Bank selected Versata because it provided both the business flexibility and system performance that e-Bank's clients demand.
    Meridian Health Care Management, Inc., a leading managed care services organization, deployed PRIMEridian(TM) version 6.0, a managed care information system, developed using the Versata Logic Server. The flexibility provided by Versata has allowed Meridian Health Care to improve operational efficiencies and reduce costs in the ever-changing healthcare industry.

    Products

    In February, Versata announced the general availability of the Versata Business Logic Designer(TM), a free plug-in for WebSphere Studio that provides a business logic perspective for building adaptable and re-configurable business logic services that drive distributed enterprise applications. The Business Logic Designer is distributed as a free plug-in, downloadable from Versata's website or IBM's Plug-In Central website, and offers an additional development option for creating the business logic services executed within Versata's flagship product, the Versata Logic Server.

    Industry Initiatives

    In February, Matthew Pryor, senior product architect for Versata, was re-elected to the Board of Directors of the Business Process Management Initiative (BPMI.org). Pryor was initially elected to the BPMI Board in 2001, and brings over 13 years of software development, architecture and company executive experience to the BPMI Board.

    Company Initiatives

    Over the course of the next six to nine months, Versata will be focusing efforts in three distinct areas: 1) solutions-based marketing, with a first initiative centered on the financial services industry, 2) enhancement of the Versata Process Logic Engine to provide enterprise level performance and robust model-based development capabilities, and 3) partnering with customers and leading systems integrators to leverage their industry expertise and reach.

    Non-GAAP Financial Measures (Regulation G)

    Versata uses both GAAP and non-GAAP financial measures to report its financial results. Management believes that these non-GAAP financial measures provide an additional tool for investors to evaluate on-going operating results and trends excluding certain items. Versata has historically included non-GAAP financial measures when reporting to the investment community and therefore believes the inclusion of certain non-GAAP financial measures provides consistency and comparability with past financial reports. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used within our earnings press release exclude expenses for: stock-based compensation, amortization of intangibles and restructuring and other. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as provided in financial tables below.

    Quarterly Conference Call

    Versata, Inc. will host its quarterly conference call, open to all interested parties, at 2:00 pm Pacific Time, 5:00 pm Eastern Time, on Thursday, June 5, 2003. The call will be available over the Internet at www.versata.com.

    About Versata

    For IT shops who are struggling to reduce costs and whose developers are challenged with Java coding demands, Versata provides an application server extension that uses declarative business logic as a more productive way to do transaction processing and business process management. Much like a relational database manages business data, Versata manages business logic in the Versata Logic Server -- at a higher level of abstraction, utilizing a server for execution and management. Unlike traditional hand-coding approaches, Versata enables developers to maximize their time by allowing them to focus on rules and processes of an application, rather than clerical details. Versata's declarative business logic approach enables IT to create and change applications faster, lower development and maintenance costs, and reduce application backlogs. Versata-built applications are constructed from an organization's core business rules and run in J2EE application servers like IBM WebSphere and BEA WebLogic.
    Versata Global 2000 customers include American Management Systems, British Telecommunications, J.P. Morgan Chase & Co., Meridian Health Care Management and Union Bank of California. For more information, please visit www.versata.com or call 800/984-7638.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements in this release include statements regarding the Company's expectations, beliefs, hopes, intentions or strategies, including without limitation, continuing to work with existing customers, developing products that meet the needs of the market, focusing efforts in solutions-based marketing, with a first initiative centered on the financial services industry, enhancement of the Versata Process Logic Engine to provide enterprise level performance and robust model-based development capabilities, partnering with customers and leading systems integrators to leverage their industry expertise and reach, and Company's expected date and time for announcing the results for the quarter ended April 30, 2003. These statements are not guarantees of future performance and actual results could differ materially from Company's current expectations. Factors that could cause or contribute to such differences include, but are not limited to: inability to make our existing customers successful, inability to increase our revenue, unforeseen technical difficulties with our products, market acceptance, economic conditions, inability to make or maintain successful relationships with partners and system integrators, and date and/or time for the announcement changing due to unforeseen factors and other risks detailed in the Company's Annual Report filed on Form 10-K, registration statement and periodic reports filed with the Securities and Exchange Commission. As a result, actual results may vary, perhaps materially, from those contained in the forward-looking statements. All forward looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company does not assume any obligation to update such statements or the reasons why actual results could differ materially from those projected in such statements.

    Versata is a registered trademark of Versata, Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

(a) Indicates trademark or registered trademark of International
Business Machines Corporation. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.



                             VERSATA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                 (In thousands, except per share data)

                         Three Months Ended       Six Months Ended
                               April 30,               April 30,
                            2003        2002        2003        2002
                       ----------- ----------- ----------- -----------
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)
Revenue:
 Software license          $1,878        $994      $4,586      $4,128
 Maintenance and
  Support                   1,542       1,511       2,913       2,728
 Professional Services      1,057       2,037       2,078       4,095
                       ----------- ----------- ----------- -----------
Total revenue               4,477       4,542       9,577      10,951
                       ----------- ----------- ----------- -----------

Cost of revenue:
 Software license             138          38         186         106
 Maintenance and
  Support                     422         361         786         700
 Professional Services        892       1,676       1,872       3,431
                       ----------- ----------- ----------- -----------
Total cost of revenue       1,452       2,075       2,844       4,237
                       ----------- ----------- ----------- -----------

                       ----------- ----------- ----------- -----------
Gross profit                3,025       2,467       6,733       6,714
                       ----------- ----------- ----------- -----------

Operating expense:
 Sales and marketing        1,646       2,331       3,253       5,332
 Product development        1,248       1,369       2,695       2,878
 General and
  administrative              657       1,388       1,475       2,682
Stock-based
 compensation                 121         350         294         562
Amortization of
 intangibles                  500         538         973       1,015
Restructuring and
 other                         83         579         406         888
                       ----------- ----------- ----------- -----------
Total operating
 expense                    4,255       6,555       9,096      13,357
                       ----------- ----------- ----------- -----------

Loss from operations       (1,230)     (4,088)     (2,363)     (6,643)
Interest income, net           41         106         122         243
Other non-operating,
 net                           13           9          23         (31)
                       ----------- ----------- ----------- -----------
Loss before provision
 for taxes                 (1,176)     (3,973)     (2,218)     (6,431)
Provision for taxes             7         (39)       (121)        (67)
                       ----------- ----------- ----------- -----------
Net loss                  $(1,169)    $(4,012)    $(2,339)    $(6,498)
                       =========== =========== =========== ===========

Basic and diluted net
 loss per share            $(0.16)     $(0.56)     $(0.32)     $(0.92)

Weighted-average common
 shares outstanding         7,326       7,102       7,294       7,086
                       =========== =========== =========== ===========

Non-GAAP net loss:
 Net loss                 $(1,169)    $(4,012)    $(2,339)    $(6,498)
 Add:
  Stock-based
   compensation               121         350         294         562
  Amortization of
   intangibles                500         538         973       1,015
  Restructuring and
   other                       83         579         406         888
                       ----------- ----------- ----------- -----------
Non-GAAP net loss           $(465)    $(2,545)      $(666)    $(4,033)
                       =========== =========== =========== ===========

Basic and diluted Non-
 GAAP net loss per
 share                     $(0.06)     $(0.36)     $(0.09)     $(0.57)


                             VERSATA, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                               April 30,  October 31,
                                                  2003       2002
                                               ----------- --------
                                              (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents                        $13,527  $12,287
 Short-term investments                             2,923    4,478
 Accounts receivable, net                           2,703    3,153
 Unbilled receivables                                  84      195
 Prepaid expenses and other                         1,202      989
                                               ----------- --------
Total current assets                               20,439   21,102
                                               ----------- --------

Restricted cash                                     4,964    5,261
Property and equipment, net                         2,911    3,877
Intangibles, net                                    1,004    1,994
Other assets                                           93      122
                                               ----------- --------
Total assets                                      $29,411  $32,356
                                               =========== ========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                    $330     $750
 Accrued liabilities                                3,139    3,740
 Current portion of accrued restructuring
  and other                                         1,909    1,037
 Current portion of deferred revenue                3,662    3,848
 Current portion of long term debt                     38      134
                                               ----------- --------
Total current liabilities                           9,078    9,509
                                               ----------- --------

Accrued restructuring and other, less
 current portion                                    1,324    1,104
Deferred revenue, less current portion              1,283    1,649
Long term debt, less current portion                    -      158
                                               ----------- --------
Total liabilities                                  11,685   12,420
                                               ----------- --------

Stockholders' equity                               17,726   19,936
                                               ----------- --------

                                               ----------- --------
Total liabilities & stockholder's equity          $29,411  $32,356
                                               =========== ========



    CONTACT: Versata
             Michael Clevestig, 510/628-1162
             michaelclevestig@versata.com